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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                   (Mark One)
        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                           Date of report May 25, 2000


                         Commission file number 0-25135

                                 REDDING BANCORP
             (Exact name of Registrant as specified in its charter)

           California                                           94-2823865
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

        1951 Churn Creek Road
           Redding, Bancorp                                       96002
(Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (530) 224-3333

        Securities registered pursuant to Section 12(b) of the Act: None

           Securities registered pursuant to Section 12(g) of the Act:
                      Common Stock, no par value per share


Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]



Indicate the number of shares outstanding of each of the issuer's class of common stock, as of the latest practicable date. April 30, 2000 2,616,923


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Item 5. Other Events


Press release for the following (article attached):

Redding Bank of Commerce President announces new Chief Credit Officer


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               /s/ Linda J. Miles

                               By: Linda J. Miles
                               Executive Vice President &
                               Chief Financial Officer


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                        [REDDING BANK OF COMMERCE LOGO]


REDDING BANCORP (RDDB)
PRESS RELEASE
                                     FOR INFORMATION CONTACT:
                                     RUSSELL L. DUCLOS, PRESIDENT & CEO
                                     PHONE (530) 224-7326, OR
                                     LINDA J. MILES, CHIEF FINANCIAL OFFICER
                                     PHONE (530) 224-7318
                                     WWW.REDDINGBANKOFCOMMERCE.COM



REDDING BANK OF COMMERCE BANK PRESIDENT ANNOUNCES NEW CHIEF CREDIT OFFICER

FOR IMMEDIATE RELEASE:

Redding, California, May 26, 2000-- Russell L. Duclos, President & CEO of Redding Bank of Commerce is pleased to announce the promotion of PATRICK J. MOTY to Senior Vice President and Chief Credit Officer of Redding Bank of Commerce.


PATRICK J. MOTY joined Redding Bank of Commerce in 1985. Moty has over 18 years of experience as a professional banker, the last two years in a senior management position. Moty is a native of Redding, California and is active in the community.

He is a board member of the Riverview Golf and Country Club, and a member of Redding West Rotary. He lives in Redding, with his wife, Eva and three daughters.

Moty remarked, "We love living here in Redding, California. Redding Bank of Commerce is a strong company, with solid business values and a great dedication to being the best. I am proud to be a part of this exceptional organization."



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